Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2019 RESULTS
Reaffirms 2019 earnings guidance

MADISON, Wis. - May 2, 2019 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended March 31 as follows:

	2019	2018
Utilities and Corporate Services	$0.52	$0.45
American Transmission Company (ATC) Holdings	0.03	0.03
Non-utility and Parent	(0.02)	0.04
Alliant Energy Consolidated	$0.53	$0.52

“Our first quarter results were in line with our expectations, with an additional benefit of $0.05 per share from the cold temperatures we experienced. Therefore, I am reaffirming our 2019 earnings guidance range, with a midpoint of $2.24 per share,” said Patricia Kampling, Alliant Energy Chairman and CEO. “In March, we achieved a milestone accelerating our progress toward a cleaner energy future by placing in service 470 megawatts of new wind energy.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.52 per share of GAAP EPS in the first quarter of 2019, which was $0.07 per share higher than the first quarter of 2018. The primary drivers of higher EPS were higher margins due to Interstate Power and Light Company’s (IPL’s) and Wisconsin Power and Light Company’s (WPL’s) increasing rate base and higher retail electric and gas sales due to colder temperatures in the first quarter of 2019 compared to the same period last year. These items were partially offset by higher depreciation expense.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated ($0.02) per share of GAAP EPS in the first quarter of 2019, which was a $0.06 per share earnings decrease compared to the first quarter of 2018. The primary drivers of lower EPS are higher interest expense and lower equity income from the wind farm in Oklahoma due to accelerated earnings in the first quarter of 2018 as a result of Tax Reform, which is expected to reverse over time.

Details regarding GAAP EPS variances between the first quarters of 2019 and 2018 for Alliant Energy are as follows:

	Q1 2019	Q1 2018	Variance
Utilities and Corporate Services:
Higher margins primarily from earning on increasing rate base			$0.09
Estimated temperature impact on retail electric and gas sales	$0.05	$0.01	0.04
Higher depreciation expense			(0.05)
Equity dilution			(0.01)
Total Utilities and Corporate Services			$0.07
Non-utility and Parent:
Higher interest expense			($0.02)
Other (primarily due to the timing of the impacts of Tax Reform in 2018)			(0.04)
Total Non-utility and Parent			($0.06)

Higher margins primarily from earning on increasing rate base - In April 2017, IPL filed a request with the Iowa Utilities Board (IUB) to increase annual rates for its Iowa retail electric customers. An interim retail electric rate increase of $102 million, on an annual basis, was implemented effective April 13, 2017. In February 2018, the IUB issued an order approving IPL’s settlement reached in September 2017, for an annual electric base rate increase of $130 million. Final rates were effective May 1, 2018. IPL recognized $0.02 per share of higher electric revenues in the first quarter of 2019 due to the retail electric rate increase from interim rates in first quarter 2018 to final rates in first quarter 2019.

In May 2018, IPL filed a request with the IUB to increase annual gas base rates for its Iowa retail gas customers. An interim retail gas rate increase of $11 million, on an annual basis, was implemented effective May 14, 2018. In December 2018, the IUB issued an order approving IPL’s settlement reached in September 2018, for an annual gas base rate increase of $14 million. Final rates were effective January 17, 2019. IPL recognized $0.02 per share of higher gas margins in the first quarter of 2019 due to the retail gas rate increase.

In December 2018, WPL received an order from the Public Service Commission of Wisconsin approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2019/2020 Test Period, effective January 1, 2019. Under the settlement, WPL’s retail electric and gas base rates will not change from current levels through the end of 2020. The $61 million retail electric revenue requirements for 2019, resulting from increasing investments in rate base, are offset by lower fuel-related costs and federal tax reform refunds. WPL recognized $0.05 per share of higher electric and gas margins in the first quarter of 2019.

2019 Earnings Guidance

Alliant Energy is reaffirming its EPS guidance for 2019 as follows:

Utilities and Corporate Services	$2.14 - $2.24
ATC Holdings	0.11 - 0.13
Non-utility and Parent	(0.08) - (0.06)
Alliant Energy Consolidated	$2.17 - $2.31

Drivers for Alliant Energy’s 2019 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures in its utility service territories

•	Execution of cost controls

•	Execution of capital expenditure and financing plans

•	Consolidated effective tax rate of 11%

The 2019 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the first quarter 2019 results is scheduled for Friday, May 3rd at 9:00 a.m. central time. Alliant Energy Chairman and Chief Executive Officer Patricia Kampling, President and Chief Operating Officer John Larsen, and Senior Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-394-8218 (United States or Canada) or 323-794-2149 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through May 10, 2019, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 965,000 electric and 415,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, deferred tax assets, tax expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and regulatory agency orders;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
employee workforce factors, including changes in key executives, ability to hire and retain employees with specialized skills, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	weather effects on results of utility operations;

•
issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the Coal Combustion Residuals Rule, future changes in environmental laws and regulations, including the Environmental Protection Agency’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•	the ability to complete construction of wind projects within the cost caps set by regulators and to meet all requirements to qualify for the full level of production tax credits;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of transmission services and the ability to recover the cost of transmission services in a timely manner;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•
impacts that storms or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, and Whiting Petroleum Corporation, which could result from, among other things, indemnification agreements, warranties, parental guarantees or litigation;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•
changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, life expectancies and demographics;

•	material changes in employee-related benefit and compensation costs;

•	risks associated with operation and ownership of non-utility holdings;

•	changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC LLC’s authorized return on equity;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•	the impacts of adjustments made to deferred tax assets and liabilities from changes in the tax laws;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2019 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2019 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS from continuing operations for the three months ended March 31, 2019 and 2018. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that are reported and reconciled to the most directly comparable GAAP measure, operating income, in our first quarter 2019 Form 10-Q.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	Three Months
	2019	2018
IPL	$0.23	$0.20
WPL	0.28	0.23
Corporate Services	0.01	0.02
Subtotal for Utilities and Corporate Services	0.52	0.45
ATC Holdings	0.03	0.03
Non-utility and Parent	(0.02)	0.04
Alliant Energy Consolidated	$0.53	$0.52

Earnings (in millions):	Three Months
	2019	2018
IPL	$53.3	$46.7
WPL	65.7	54.0
Corporate Services	3.0	3.7
Subtotal for Utilities and Corporate Services	122.0	104.4
ATC Holdings	7.1	6.3
Non-utility and Parent	(4.0)	10.2
Alliant Energy Consolidated	$125.1	$120.9

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share amounts)
Revenues:
Electric utility	$743.4	$708.7
Gas utility	215.8	185.6
Other utility	11.1	13.2
Non-utility	16.9	8.8
	987.2	916.3
Operating expenses:
Electric production fuel and purchased power	218.4	203.2
Electric transmission service	123.0	126.4
Cost of gas sold	121.6	111.2
Other operation and maintenance:
Energy efficiency costs	29.7	23.1
Non-utility	9.6	0.7
Other	141.9	138.6
Depreciation and amortization	136.9	120.4
Taxes other than income taxes	29.3	27.0
	810.4	750.6
Operating income	176.8	165.7
Other (income) and deductions:
Interest expense	66.3	59.2
Equity income from unconsolidated investments, net	(10.9)	(21.3)
Allowance for funds used during construction	(25.4)	(14.9)
Other	4.0	2.4
	34.0	25.4
Income before income taxes	142.8	140.3
Income taxes	15.1	16.8
Net income	127.7	123.5
Preferred dividend requirements of IPL	2.6	2.6
Net income attributable to Alliant Energy common shareowners	$125.1	$120.9
Weighted average number of common shares outstanding (basic)	236.5	231.4
Weighted average number of common shares outstanding (diluted)	236.6	231.4
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.53	$0.52

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2019	December 31, 2018
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$10.1	$20.9
Other current assets	805.1	764.2
Property, plant and equipment, net	12,665.2	12,462.4
Investments	433.6	431.3
Other assets	1,799.4	1,747.2
Total assets	$15,713.4	$15,426.0
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$256.5	$256.5
Commercial paper	514.7	441.2
Other current liabilities	816.5	946.4
Long-term debt, net (excluding current portion)	5,362.2	5,246.3
Other liabilities	3,881.1	3,749.9
Equity:
Alliant Energy Corporation common equity	4,682.4	4,585.7
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	4,882.4	4,785.7
Total liabilities and equity	$15,713.4	$15,426.0

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$293.5	$272.4
Accounts receivable sold to a third party	(112.4)	(116.1)
Net cash flows from operating activities	181.1	156.3
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(374.0)	(335.2)
Other	(32.1)	(20.3)
Cash receipts on sold receivables	53.4	217.3
Other	(12.1)	(14.0)
Net cash flows used for investing activities	(364.8)	(152.2)
Cash flows from (used for) financing activities:
Common stock dividends	(83.7)	(77.5)
Proceeds from issuance of common stock, net	54.6	6.3
Net change in commercial paper	188.5	62.1
Other	16.6	(0.7)
Net cash flows from (used for) financing activities	176.0	(9.8)
Net decrease in cash, cash equivalents and restricted cash	(7.7)	(5.7)
Cash, cash equivalents and restricted cash at beginning of period	25.5	33.9
Cash, cash equivalents and restricted cash at end of period	$17.8	$28.2

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2019	March 31, 2018
Common shares outstanding (000s)	237,394	231,482
Book value per share	$19.72	$18.28
Quarterly common dividend rate per share	$0.355	$0.335

	Three Months Ended March 31,
	2019	2018
Utility electric sales (000s of megawatt-hours)
Residential	1,950	1,880
Commercial	1,612	1,611
Industrial	2,600	2,629
Industrial - co-generation customers	190	216
Retail subtotal	6,352	6,336
Sales for resale:
Wholesale	680	787
Bulk power and other	744	334
Other	26	26
Total	7,802	7,483
Utility retail electric customers (at March 31)
Residential	819,747	816,286
Commercial	141,967	142,133
Industrial	2,558	2,615
Total	964,272	961,034
Utility gas sold and transported (000s of dekatherms)
Residential	15,780	13,946
Commercial	9,582	8,917
Industrial	1,017	985
Retail subtotal	26,379	23,848
Transportation / other	25,370	24,061
Total	51,749	47,909
Utility retail gas customers (at March 31)
Residential	371,512	369,690
Commercial	44,614	44,701
Industrial	352	373
Total	416,478	414,764

Estimated margin increases from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2019	2018
Electric margins	$10	$1
Gas margins	5	1
Total temperature impact on margins	$15	$2

	Three Months Ended March 31,
	2019	2018	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	3,856	3,424	3,379
Madison, Wisconsin (WPL)	3,849	3,586	3,475

(a)	HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.